UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

On March 6, 2023, Horizon Bancorp, Inc. (“Horizon Bancorp” or the “Company”) received a letter (the “Letter”) from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, as a result of not having timely filed its Annual Report on Form 10–K for the year ended December 31, 2022 (the “2022 Form 10–K”) by March 1, 2023 with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the SEC.

Prior to receiving the Letter from NASDAQ, the Company believed it qualified as an “accelerated filer,” as defined in Rule 12b–2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore, the deadline for filing its 2022 Form 10–K was March 16, 2023. As a result, the Company planned to file its 2022 Form 10–K prior to such deadline. However, the Company has now concluded that it made a calculation error in computing its public float and that it instead qualifies as a “large accelerated filer” as defined in Rule 12b–2 under the Exchange Act for purposes of its 2022 Form 10–K. As a result, the filing deadline for the Company’s 2022 Form 10–K was March 1, 2023. The Company believes this is the first time in its history that it has failed to timely file a periodic report with the SEC or failed to satisfy a NASDAQ listing rule or requirement. The Company believes it is in compliance with all other NASDAQ listing standards and requirements. Notwithstanding the foregoing, the Company is reviewing its internal policies and procedures and updating them as necessary to ensure future compliance.

This notice from NASDAQ has no immediate effect on the listing of the Company's common stock on the NASDAQ Global Select Market. The Company has 60 days within which to submit a plan to NASDAQ showing how it intends to regain compliance. The Company is working diligently with its auditors to finalize the audit and the 2022 Form 10–K and intends to file its 2022 Form 10–K as soon as possible, and thereafter, believes it will be in compliance with all of the NASDAQ continued listing requirements.

Item 8.01 Other Events.

On March 10, 2023, the Company issued a press release regarding the matters described in Item 3.01 of this Current Report. A copy of the press release is included as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Consistent with the previous disclosures made by the Company in its Form 12b–25 filed with the SEC on March 10, 2023, the Company has identified material weaknesses in the Company's internal controls over financial reporting relating to: (i) accounting revisions of previously issued financial statements with respect to the classification of sold commercial loan participation balances, the reporting of indirect loan dealer reserve asset balances and related amortization expense and the classification of certain available for sale and held to maturity securities from private labeled mortgage–backed pools to federal agency mortgage pool, which revisions were previously disclosed in the press release furnished as Exhibit 99.1 to the Company’s Form 8–K filed January 25, 2023, disclosing the Company’s preliminary and unaudited results for the three and twelve months ended December 31, 2022, and the Company’s Form 10–Q filings during 2022, in addition to errors in previously issued financial statement disclosures relating to the transfer of available for sale to held to maturity securities and the cash flow classification of repurchases of outstanding stock from an investing activity to a financing activity, which will be disclosed for the first time in the 2022 Form 10–K, and (ii) a calculation error in the Company’s public float as noted above. The Company has already addressed (or expects that, by the filing of the 2022 Form 10–K, it will have addressed) all of these material weaknesses, and they will be further discussed in the 2022 Form 10–K.

Forward Looking Statements

This report contains forward–looking statements, and any statements other than statements of historical fact could be deemed to be forward–looking statements. These forward–looking statements include, among other things, statements regarding the expected timing for the filing of the 2022 Form 10–K, the findings of material weaknesses in the Company's internal control over financial reporting, the Company’s ability to regain compliance with NASDAQ’s requirements for continued listing and related matters. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward–looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
99.1	Press release dated March 10, 2023	Attached
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 10, 2023	HORIZON BANCORP, INC.

		By:	/s/ Mark E. Secor
Mark E. Secor
Executive Vice President & Chief Financial Officer

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